UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

ITEM 8.01.	OTHER EVENTS.

On July 18, 2023, Chicken Soup for the Soul Entertainment Inc. (the “Company”) announced the timing for the payment of its declared regular monthly dividend, for August 2023, of $0.2031 per share of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”). The dividend will be payable on or around August 15, 2023 to holders of record as of July 31, 2023. The dividend will be paid in cash.

On July 18, 2023, the Company issued a press release announcing the dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2023	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer

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